Exhibit 10.2

EXECUTION COPY

Amendment No. 4 to

Second Amended and Restated Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment”) dated as of October 20, 2015 among Lexmark Receivables Corporation (the “Seller”), Gotham Funding Corporation (“Gotham”), as an Investor, Wells Fargo Bank, N.A. (“Wells Fargo”), as an Investor Agent and a Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as Program Agent (the “Program Agent”), an Investor Agent and a Bank, Lexmark International, Inc. (“Lexmark”), as Collection Agent and an Originator, Lexmark Enterprise Software, LLC (f/k/a Perceptive Software, LLC) (“Enterprise”), as an Originator, and Kofax, Inc., a Delaware corporation (“Kofax”), as an Originator.

Preliminary Statements.

               The Seller, Gotham, BTMU, Wells Fargo, Lexmark, Kofax and Enterprise are parties to a Second Amended and Restated Receivables Purchase Agreement dated as of October 10, 2013 (as amended, restated, modified or supplemented from time to time, the “RPA”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the RPA) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has sold and may in the future sell Receivable Interests to the Investors and/or the Banks thereunder prior to the occurrence of the Facility Termination Date or the Commitment Termination Date, as applicable.
               The parties hereto desire to make certain amendments to the RPA.

NOW, THEREFORE, the parties agree as follows:

         Amendments to the RPA.  Upon the effectiveness of this Amendment, the RPA is hereby amended as follows:
                         The defined term “Credit Facility” contained in Section 1.01 of the RPA is replaced in its entirety with the following:

“Credit Facility” means the Credit Agreement, dated as of January 18, 2012, by and among Lexmark International as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and SunTrust Bank and BTMU, as Co-Documentation Agents, as amended, restated, modified or supplemented from time to time (provided that, solely for purposes of Section 7.01(m) hereof, only such amendments, restatements, modifications or supplements that have been entered into at such time that Program Agent is a lender thereunder shall be taken into account, unless otherwise agreed by Program Agent in the Program Agent’s reasonable discretion after consultation with the Investor Agents), and all agreements, documents and instruments executed in connection therewith together with any replacement facility or refinancing thereof entered into by Lexmark International.

                      Section 7.01(m) of the RPA is replaced in its entirety with the following:

“(m) (i) The Leverage Ratio (as such term is defined in the Credit Facility) at any time from and after September 30, 2015 shall exceed the ratio permitted for such time under the Credit Facility as in effect at such time or (ii) the Interest Coverage Ratio (as such term is defined in the Credit Facility) for any applicable period shall be less than

63072292

1

the ratio permitted for such period under the Credit Facility as in effect at such time, in any such case without giving effect to any waivers thereof under the Credit Facility; or”

         Effectiveness.  This Amendment shall become effective at such time that executed counterparts of this Amendment have been delivered by each party hereto to each other party hereto.
         Representations, Warranties and Covenants.
                         The Seller makes each of the representations and warranties contained in Section 4.01 of the RPA (after giving effect to this Amendment).
                        The Collection Agent makes each of the representations and warranties contained in Section 4.02 of the RPA (after giving effect to this Amendment).
         Confirmation of RPA.  Each reference in the RPA to “this Agreement” or “the Agreement” shall mean the RPA as amended by this Amendment, and as hereafter amended or restated.  Except as herein expressly amended, the RPA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.
      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).
         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page intentionally blank]

63072292

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By:	/s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

LEXMARK INTERNATIONAL, INC.

By:	/s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

LEXMARK ENTERPRISE SOFTWARE, LCC (f/k/a Perceptive Software, LLC)

By:	/s/ Bruce J. Frost
Name: Bruce J. Frost
Title: Treasurer

KOFAX, INC.

By:	/s/ James Arnold Jr.
Name: James Arnold Jr.
Title: CFO

63072292

[Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Program Agent

By:	/s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as an Investor Agent

By:	/s/ Richard Gregory Hurst
Name: Richard Gregory Hurst
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By:	/s/ Ola Anderssen
Name: Ola Anderssen
Title: Director

GOTHAM FUNDING CORPORATION,
as an Investor

By:	/s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

63072292

[Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement]

WELLS FARGO BANK, N.A.,
as an Investor Agent and a Bank

By:	/s/ Ryan C. Tozier
Name: Ryan C. Tozier
Title: Vice President

63072292

[Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement]